                                                                     EXHIBIT 4.1
                                                                  EXECUTION COPY

================================================================================

                              THORATEC CORPORATION

                 SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2034

                              --------------------

                                    INDENTURE

                            DATED AS OF MAY 24, 2004

                              --------------------

                         U.S. BANK NATIONAL ASSOCIATION,
                                   AS TRUSTEE

================================================================================

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                    ARTICLE 1
                                    DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions ...................................................................................    1
Section 1.02 Other Definitions .............................................................................    8
Section 1.03 Trust Indenture Act Provisions ................................................................    9
Section 1.04 Rules Of Construction .........................................................................    9

                                                    ARTICLE 2

                                                  THE SECURITIES

Section 2.01 Form And Dating ...............................................................................   10
Section 2.02 Execution And Authentication ..................................................................   11
Section 2.03 Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent ..........................   12
Section 2.04 Paying Agent To Hold Money In Trust ...........................................................   12
Section 2.05 Securityholder Lists ..........................................................................   13
Section 2.06 Transfer And Exchange .........................................................................   13
Section 2.07 Replacement Securities ........................................................................   14
Section 2.08 Outstanding Securities ........................................................................   15
Section 2.09 Treasury Securities ...........................................................................   15
Section 2.10 Temporary Securities ..........................................................................   15
Section 2.11 Cancellation ..................................................................................   15
Section 2.12 Legend; Additional Transfer And Exchange Requirements .........................................   16
Section 2.13 CUSIP Numbers .................................................................................   18

                                                    ARTICLE 3

                                             REDEMPTION AND PURCHASE

Section 3.01 To Redeem; Notice To Trustee ..................................................................   18
Section 3.02 Selection Of Securities To Be Redeemed ........................................................   18
Section 3.03 Notice Of Redemption ..........................................................................   19
Section 3.04 Effect Of Notice Of Redemption ................................................................   20
Section 3.05 Deposit Of Redemption Price ...................................................................   20
Section 3.06 Securities Redeemed In Part ...................................................................   20
Section 3.07 Conversion Arrangement On Call For Redemption .................................................   20
Section 3.08 Repurchase Of Securities At Option Of The Holder Upon a Fundamental Change ....................   21
Section 3.09 Effect Of Fundamental Change Repurchase Notice ................................................   27
Section 3.10 Deposit Of Fundamental Change Repurchase Price ................................................   27
Section 3.11 Repayment To The Company ......................................................................   28
Section 3.12 Purchase Of Securities At Option Of The Holder On Specified Dates .............................   28
Section 3.13 Securities Purchased In Part ..................................................................   31

                                       i
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
Section 3.14 Compliance With Securities Laws Upon Purchase Of Securities ...................................   31
Section 3.15 Purchase Of Securities In Open Market .........................................................   32

                                                    ARTICLE 4

                                                    CONVERSION

Section 4.01 Conversion Privilege And Conversion Rate ......................................................   32
Section 4.02 Conversion Procedure ..........................................................................   35
Section 4.03 Fractional Shares .............................................................................   36
Section 4.04 Taxes On Conversion ...........................................................................   36
Section 4.05 Company To Provide Stock ......................................................................   36
Section 4.06 Adjustment Of Conversion Rate .................................................................   37
Section 4.07 No Adjustment .................................................................................   42
Section 4.08 Adjustment For Tax Purposes ...................................................................   43
Section 4.09 Notice Of Adjustment ..........................................................................   43
Section 4.10 Notice Of Certain Transactions ................................................................   43
Section 4.11 Effect Of Reclassification, Consolidation, Merger Or Sale On Conversion Privilege .............   44
Section 4.12 Trustee's Disclaimer ..........................................................................   45
Section 4.13 Voluntary Increase ............................................................................   45
Section 4.14 Payment of Cash in Lieu of Common Stock .......................................................   45

                                                    ARTICLE 5

                                             [INTENTIONALLY OMITTED]

                                                    ARTICLE 6

                                                    COVENANTS

Section 6.01 Payment Of Securities .........................................................................   46
Section 6.02 SEC and Other Reports .........................................................................   47
Section 6.03 Compliance Certificates .......................................................................   47
Section 6.04 Further Instruments And Acts ..................................................................   47
Section 6.05 Maintenance Of Corporate Existence ............................................................   47
Section 6.06 Rule 144A Information Requirement .............................................................   47
Section 6.07 Stay, Extension And Usury Laws ................................................................   48
Section 6.08 Payment Of Liquidated Damages .................................................................   48
Section 6.09 Maintenance of Office or Agency ...............................................................   48

                                                    ARTICLE 7

                               CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 7.01 Company May Consolidate, Etc., Only On Certain Terms ..........................................   49
Section 7.02 Successor Substituted .........................................................................   49


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
                                                    ARTICLE 8

                                               DEFAULT AND REMEDIES

Section 8.01 Events Of Default .............................................................................   50
Section 8.02 Acceleration ..................................................................................   52
Section 8.03 Other Remedies ................................................................................   52
Section 8.04 Waiver Of Defaults And Events Of Default ......................................................   52
Section 8.05 Control By Majority ...........................................................................   53
Section 8.06 Limitations On Suits ..........................................................................   53
Section 8.07 Rights Of Holders To Receive Payment And To Convert ...........................................   53
Section 8.08 Collection Suit By Trustee ....................................................................   53
Section 8.09 Trustee May File Proofs Of Claim ..............................................................   54
Section 8.10 Priorities ....................................................................................   54
Section 8.11 Undertaking For Costs .........................................................................   55

                                                    ARTICLE 9

                                                     TRUSTEE

Section 9.01 Duties Of Trustee .............................................................................   55
Section 9.02 Rights Of Trustee .............................................................................   56
Section 9.03 Individual Rights Of Trustee ..................................................................   57
Section 9.04 Trustee's Disclaimer ..........................................................................   57
Section 9.05 Notice Of Default Or Events Of Default ........................................................   57
Section 9.06 Reports By Trustee To Holders .................................................................   57
Section 9.07 Compensation And Indemnity ....................................................................   58
Section 9.08 Replacement Of Trustee ........................................................................   58
Section 9.09 Successor Trustee By Merger, Etc ..............................................................   59
Section 9.10 Eligibility; Disqualification .................................................................   59
Section 9.11 Preferential Collection Of Claims Against Company .............................................   59

                                                    ARTICLE 10

                                     SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.01 Satisfaction And Discharge Of Indenture ......................................................   60
Section 10.02 Application Of Trust Money ...................................................................   61
Section 10.03 Repayment To Company .........................................................................   61
Section 10.04 Reinstatement ................................................................................   61

                                                    ARTICLE 11

                                       AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 11.01 Without Consent Of Holders ...................................................................   61
Section 11.02 With Consent Of Holders ......................................................................   62
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                                      iii
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
Section 11.03 Compliance With Trust Indenture Act ..........................................................   63
Section 11.04 Revocation And Effect Of Consents ............................................................   64
Section 11.05 Notation On Or Exchange Of Securities ........................................................   64
Section 11.06 Trustee To Sign Amendments, Etc ..............................................................   64
Section 11.07 Effect Of Supplemental Indentures ............................................................   64

                                                    ARTICLE 12

                                                     SECURITY

Section 12.01 Security .....................................................................................   64

                                                    ARTICLE 13

                                                  SUBORDINATION

Section 13.01 Agreement To Subordinate .....................................................................   66
Section 13.02 Liquidation; Dissolution; Bankruptcy .........................................................   67
Section 13.03 Default On Designated Senior Indebtedness ....................................................   67
Section 13.04 Acceleration Of Securities ...................................................................   68
Section 13.05 When Distribution Must Be Paid Over ..........................................................   68
Section 13.06 Notice By The Company ........................................................................   69
Section 13.07 Subrogation ..................................................................................   69
Section 13.08 Relative Rights ..............................................................................   69
Section 13.09 Subordination May Not Be Impaired By The Company .............................................   69
Section 13.10 Distribution Or Notice To Representative .....................................................   70
Section 13.11 Rights Of Trustee And Paying Agent ...........................................................   70

                                                    ARTICLE 14

                                                  MISCELLANEOUS

Section 14.01 Trust Indenture Act Controls .................................................................   70
Section 14.02 Notices ......................................................................................   70
Section 14.03 Communications By Holders With Other Holders .................................................   71
Section 14.04 Certificate And Opinion As To Conditions Precedent ...........................................   71
Section 14.05 Record Date For Vote Or Consent Of Securityholders ...........................................   72
Section 14.06 Rules By Trustee, Paying Agent, Registrar And Conversion Agent ...............................   72
Section 14.07 Legal Holidays ...............................................................................   72
Section 14.08 Governing Law ................................................................................   73
Section 14.09 No Adverse Interpretation Of Other Agreements ................................................   73
Section 14.10 No Recourse Against Others ...................................................................   73
Section 14.11 Successors ...................................................................................   73
Section 14.12 Multiple Counterparts ........................................................................   73
Section 14.13 Separability .................................................................................   73
Section 14.14 Table Of Contents, Headings, Etc..............................................................   73

                             CROSS-REFERENCE TABLE*

TIA                                       INDENTURE
SECTION                                    SECTION
                                          ---------
Section            310                     14.01
                   310(a)(1) ...........   9.10
                   (a)(2) ..............   9.10
                   (a)(3) ..............   N.A.**
                   (a)(4) ..............   N.A.
                   (a)(5) ..............   9.10
                   (b) .................   9.10
                   (c) .................   N.A.
Section            311  ................   14.01
                   311(a) ..............   9.11
                   (b) .................   9.11
                   (c) .................   N.A.
Section            312 .................   14.01
                   (a) .................   N.A.
                   (b) .................   14.03
                   (c) .................   14.03
Section            313 .................   14.01
                   313(a) ..............   9.06(a)
                   (b)(1) .............    N.A.
                   (b)(2) ..............   9.06(a)
                   (c)  ................   9.06(a)
                   (d) .................   N.A.
Section            314 .................   14.01
                   314(a) ..............   N.A.
                   (b) .................   12.01(g)
                   (c)(1) ..............   N.A.
                   (c)(2) ..............   N.A.
                   (c)(3)  .............   N.A.
                   (d) .................   12.01(f)
                   (e) .................   N.A.
                   (f) .................   N.A.
Section            315 .................   14.01
Section            316 .................   14.01
Section            317 .................   14.01
Section            318(c)                  14.01

---------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**      N.A. means Not Applicable.

      THIS INDENTURE dated as of May 24, 2004 is between Thoratec Corporation., a corporation duly organized under the laws of the State of California (the "Company"), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the "Trustee").

      In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's Senior Subordinated Convertible Notes Due 2034.

      The Securities will be partially secured pursuant to the terms of the Pledge Agreement (as defined herein) by Pledged Securities (as defined herein).

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01 DEFINITIONS.

      "accreted conversion price" means, on any day, the sum of the Issue Price per $1,000 Principal Amount at Maturity plus accrued Original Issue Discount on such Principal Amount at Maturity to that day divided by the then applicable Conversion Rate.

      "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Additional Pledged Securities" means additional Collateral within the meaning of Section 9(d) of the Pledge Agreement.

      "Agent" means any Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent.

      "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

      "Board of Directors" means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

      "Bid Solicitation Agent" means an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Securities, which initially shall be the Trustee but shall not be an Affiliate of the Company.

      "Business Day" means each day that is not a Legal Holiday.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

      "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

      "Certificated Security" means a Security that is in substantially the form attached as Exhibit A and that does not include the information or the schedule called for by footnote 1 thereof.

      "Closing Time" has the meaning specified in the Purchase Agreement.

      "Common Stock" means the common stock of the Company, no par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

      "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 633 West Fifth Street, 24th Floor, CM-CA-T24T, Los Angeles, CA 90071; Attention:
Corporate Trust Services (Thoratec Corporation -- Senior Subordinated Convertible Notes Due 2034) or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

      "Date of Delivery" has the meaning specified in the Purchase Agreement.

      "Default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

      "Designated Senior Indebtedness" means the Company's obligations under any particular Senior Indebtedness that expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that the instrument, agreement or other document for any such Designated Senior Indebtedness may place limitations and conditions on the right of Senior Indebtedness to exercise the rights of such Designated Senior Indebtedness).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "Final Maturity Date" means May 16, 2034.

      "Fundamental Change" means any transaction or event resulting in either a Change of Control Event or a Termination of Trading.

      "Fundamental Change Repurchase Price" of any Security, means 100% of the Issue Price plus accrued Original Issue Discount and any accrued but unpaid cash interest and unpaid Liquidated Damages, if any, to, but excluding the Fundamental Change Repurchase Date.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

      "Global Security" means a permanent global security that is in substantially the form attached as Exhibit A and that includes the information and schedule called for by footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

      "Holder" or "Securityholder" means the person in whose name a Security is registered on the Primary Registrar's books.

      "Indebtedness" means, with respect to any person, without duplication:

      (i) all obligations and other liabilities, contingent or otherwise, of such person for borrowed money (including overdrafts) to the extent such obligations and other liabilities would appear as a liability on the consolidated balance sheet of such a person in accordance with GAAP or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

      (ii) all obligations of such person evidenced by credit or loan agreements, notes, bonds, debentures or other similar instruments;

      (iii) all obligations and other liabilities, contingent or otherwise, of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) but excluding trade payables arising in the ordinary course of business;

      (iv) all obligations and liabilities, contingent or otherwise, in respect of leases of the person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the consolidated balance sheet of the person;

      (v) all net obligations of such person under or in respect of interest rate agreements, currency agreements or other swap, cap, floor or collar agreements, hedge agreements, forward contracts or similar instruments or agreements or foreign currency hedge, exchange or purchase or similar instruments or agreements;

      (vi) the present value of the obligations of such person as lessee for net rental payments (excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments) during the remaining term of the lease included in any sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended (this present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP);

      (vii) all indebtedness referred to in (but not excluded from) the preceding clauses of this definition of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on or with respect to property, including, without limitation, accounts and contract rights, owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

      (viii) all direct or indirect guarantees or similar arrangements by such person of indebtedness referred to in this definition of any other person; and

      (ix) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in the clauses above.

      "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are deemed to be a part of this Indenture.

      "Initial Pledged Securities" means the U.S. Treasury securities identified in Schedule I to the Pledge Agreement.

      "Initial Purchaser" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      "Interest Payment Date" means May 16 and November 16 of each year.

      "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

      "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge, or security interest or encumbrance).

      "Liquidated Damages" has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable as of such date as provided in the Registration Rights Agreement.

      "Non-Payment Default" means any event of default with respect to any Designated Senior Indebtedness, other than a Payment Default, that has occurred and is continuing pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated.

      "Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.

      "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.03, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

      "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

      "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security, as set forth on the face of the Security, which shall accrue as set forth in the form of Security annexed as Exhibit A.

      "Payment Default" means a default in payment, whether at scheduled maturity, upon scheduled installment, by acceleration or otherwise, of principal, or premium, if any, interest or other amounts due on any Designated Senior Indebtedness that has occurred and is continuing beyond any applicable grace period.

      "Permitted Junior Securities" means any equity securities of the Company or any successor obligor.

      "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Pledge Agreement" means the Pledge Agreement, dated as of May 24, 2004, between the Company and the Trustee, and as such agreement may be amended, restated, supplemented or otherwise modified from time to time, including all annexes and schedules attached thereto.

      "Pledged Account" has the meaning specified in the Pledge Agreement.

      "Pledged Securities" means the U.S. Treasury securities to be purchased by the Company and held in the Pledged Account in accordance with the Pledge Agreement.

      "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

      "Principal Amount at Maturity" of a Security means the principal amount at maturity as set forth on the face of the Security.

      "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to Section 3.01.

      "Redemption Price" when used with respect to any Security to be redeemed, means 100% of the Issue Price, plus accrued Original Issue Discount, plus accrued but unpaid cash interest and Liquidated Damages, if any, to but excluding the Redemption Date.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 24, 2004, between the Company and the Initial Purchaser.

      "Regular Record Date" means, with respect to each Interest Payment Date, the May 1 or November 1, as the case may be, next preceding such Interest Payment Date.

      "Regulation S" means Regulation S under the Securities Act or any successor for such Rule.

      "Restricted Global Security" means a Global Security that is a Restricted Security.

      "Restricted Security" means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.

      "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

      "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

      "SEC" means the Securities and Exchange Commission.

      "Securities" means the Senior Subordinated Convertible Notes due 2034 or any of them (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

      "Senior Indebtedness" means any Indebtedness of the Company, unless by the terms of the instrument creating or evidencing such Indebtedness, the Indebtedness is expressly designated equal or junior in right of payment to the Securities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Securities and (b) Indebtedness of the Company to any Subsidiary of the Company other than Indebtedness arising by reason of guarantees by the Company of Indebtedness of any such Subsidiary to a Person that is not such a Subsidiary.

      "Significant Subsidiary" means, in respect of any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1.02 of Regulation S-X under the Securities Act.

      "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

      "Termination of Trading" means that the Common Stock or other common stock into which the Securities are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

      "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.03, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

      "Trading Day" means (i) if the Common Stock is quoted on the NASDAQ National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system,
(ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for trading, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the NASDAQ National Market or any other system of automated dissemination of quotation of securities prices, any Business Days. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City Time) or the then standard closing time for regular trading on the relevant exchange or trading system.

      "Trading Price," means, on any date of determination, the average of the secondary market bid quotations per note obtained by the Bid Solicitation Agent for $2,500,000 Principal Amount at Maturity of the Securities at approximately 4:00 p.m. New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by Bid Solicitation Agent, such one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,500,000 million principal amount of Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then, for purposes of Section 3.08, the Trading Price per Security will be deemed to be 98% of the product of the Closing Price of Common Stock and the number of shares issuable upon conversion of such Securities.

      "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

      "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Unrestricted Certificated Security" means a Certificated Security that is not a Restricted Security.

      "Unrestricted Global Security" means a Global Security that is not a Restricted Security.

      "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

      "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

      SECTION 1.02 OTHER DEFINITIONS.

TERM                                                       DEFINED IN SECTION
--------------------------------------------------         ------------------
"Agent Members" ..................................                2.01
"applicable stock price" .........................                4.01
"Bankruptcy Law" .................................                8.01
"cash-buy-out" ...................................                3.08
"Change in Control Event" ........................                3.08
"Closing Price" ..................................                4.06
"Company Order" ..................................                2.02
"Company Put Right Notice" .......................                3.12
"Conversion Agent" ...............................                2.03
"Conversion Date" ................................                4.02
"Conversion Price" ...............................                4.01
"Conversion Rate" ................................                4.01
"Conversion Value" ...............................                4.01
"Current Market Price" ...........................                4.06
"Custodian" ......................................                8.01
"DTC" ............................................                2.01
"Depositary" .....................................                2.01
"Determination Date" .............................                4.06
"Distributed Securities" .........................                4.06
"Distribution Notice" ............................                4.01
"Event of Default" ...............................                8.01
"Expiration Date" ................................                4.06
"Expiration Time" ................................                4.06
"Fundamental Change Company Notice" ..............                3.08
"Fundamental Change Repurchase Date" .............                3.08
"Fundamental Change Repurchase Notice" ...........                3.08
"Legal Holiday" ..................................               14.07
"Legend" .........................................                2.12
"Make-Whole Premium" .............................                3.08
"Merger Notice" ..................................                4.01
"Notice of Default" ..............................                8.01
"Paying Agent" ...................................                2.03
"Payment Blockage Period .........................               13.03
"Principal Value Conversion" .....................                4.01
"Primary Registrar" ..............................                2.03
"Purchase Agreement" .............................                2.01
"Purchased Shares" ...............................                4.06
"Put Right Purchase Date" ........................                3.12
"Put Right Purchase Notice" ......................                3.12

TERM                                                       DEFINED IN SECTION
--------------------------------------------------         ------------------
"Put Right Purchase Price" .......................                3.12
"record date" ....................................                4.06
"QIB" ............................................                2.01
"Registrar" ......................................                2.03
"Rights" .........................................                4.06
"Rights Plan" ....................................                4.06
"Spinoff Securities" .............................                4.06
"Spinoff Valuation Period" .......................                4.06
"tender offer" ...................................                4.06
"Trading Price" ..................................                4.01
"trading price condition" ........................                4.01
"Trigger Event" ..................................                4.06
"Triggering Distribution" ........................                4.06

      SECTION 1.03 .TRUST INDENTURE ACT PROVISIONS.

      Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Securities;

      "indenture security holder" means a Securityholder;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company or any other obligor on the Securities.

      All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

      SECTION 1.04 RULES OF CONSTRUCTION.

      (a) Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) words in the singular include the plural, and words in the plural include the singular;

            (4) provisions apply to successive events and transactions;

            (5) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

            (6) the masculine gender includes the feminine and the neuter;

            (7) references to agreements and other instruments include subsequent amendments thereto; and

            (8) all "Article", "Exhibit" and "Section" references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

      SECTION 2.01 FORM AND DATING.

      The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated May 18, 2004 (the "Purchase Agreement") between the Company and the Initial Purchaser, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

      (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC", and such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

      (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

      Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

      (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (3) shall bear legends substantially to the following effect:

      "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

      SECTION 2.02 EXECUTION AND AUTHENTICATION.

      (a) The aggregate Principal Amount at Maturity of Securities which may be authenticated and delivered under this Indenture is limited to $247,427,000 except as provided in Sections 2.06 and 2.07.

      (b) An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

      (c) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

      (d) A Security shall not be valid until an authorized signatory of the Trustee by manual or facsimile signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

      (e) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate Principal Amount at Maturity of up to $247,427,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

      (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

      (g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 Principal Amount at Maturity and any integral multiple thereof.

      SECTION 2.03 REGISTRAR, PAYING AGENT, CONVERSION AGENT AND BID SOLICITATION AGENT.

      (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall also appoint a Bid Solicitation Agent to act pursuant to Article
4. The Company will at all times maintain a Paying Agent, Conversion Agent, Bid Solicitation Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "Primary Registrar") shall keep a register of the Securities and of their transfer and exchange.

      (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.01 and Article 10).

      (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian, Conversion Agent and Bid Solicitation Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of U.S. Bank Trust National Association, an Affiliate of the Trustee, in the Borough of Manhattan, The City of New York, which office at the date of the execution of this Indenture is located at Mail Station: EX-NY-WALL, 100 Wall Street, Suite 1600, New York, NY 10005, Attn: Corporate Trust Services (Thoratec Senior Subordinated Convertible Notes due 2034).

      SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

      Prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit or, in the case of the first six scheduled interest payments on the Securities, if the Company so elects, direct the Trustee to release from the Pledge Account a sum sufficient to pay such principal or interest so becoming due. Subject to Sections 10.02 and 13.05, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

      SECTION 2.05 SECURITYHOLDER LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

      SECTION 2.06 TRANSFER AND EXCHANGE.

      (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate Principal Amount at Maturity at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.06, 3.13, 4.02(e) or 11.05.

      (b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, (2) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed), (3) any Securities or portions thereof in respect of which a Fundamental Change Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased) or (4) any Securities or portions thereof in respect of which a Put Right Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

      (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

      (d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

      (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

      (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      SECTION 2.07 REPLACEMENT SECURITIES.

      (a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

      (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased, redeemed or by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem, or purchase such Security, as the case may be.

      (c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

      (d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      (e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      SECTION 2.08 OUTSTANDING SECURITIES.

      (a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed or purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

      (b) If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      (c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Redemption Date, a Fundamental Change Repurchase Date, a Put Right Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Repurchase Date, Put Right Purchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest and Original Issue Discount on them shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.

      (d) Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

      SECTION 2.09 TREASURY SECURITIES.

      In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

      SECTION 2.10 TEMPORARY SECURITIES.

      Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

      SECTION 2.11 CANCELLATION.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

      SECTION 2.12 LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

      (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached as Exhibit A (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

      (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

      (c) Subject to Section 2.12(b), every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

      (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and addressed to the Company in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

As used in Sections 2.12(c) and (d), the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

      (e) The provisions below shall apply only to Global Securities:

            (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a "clearing agency", or (B) immediately an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) immediately above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

            (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

            (3) Subject to clause (5) of this Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (4) In the event of the occurrence of any of the events specified in clause (1) of this Section 2.12(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

            (5) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

      SECTION 2.13 CUSIP NUMBERS.

      The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3

                             REDEMPTION AND PURCHASE

      SECTION 3.01 TO REDEEM; NOTICE TO TRUSTEE.

      (a) Prior to May 16, 2011, the Securities shall not be redeemable. On or after May 16, 2011, the Company may, at its option, redeem the Securities for cash, as a whole at any time or from time to time in part at the Redemption Price. If the Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then cash interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

      (b) If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee on a date at least 45 days and no more than 60 days prior to the Redemption Date, as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than five days after the date of notice to the Trustee.

      SECTION 3.02 SELECTION OF SECURITIES TO BE REDEEMED.

      (a) If less than all of the Securities are to be redeemed, unless the Applicable Procedures specify otherwise, the Trustee shall select the Securities to be redeemed within five Business Days after it receives the notice described in Section 3.01(b). The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis or by another method that the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are listed). Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the Principal Amount at Maturity of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. Securities and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

      (b) If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as it may be) to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

      SECTION 3.03 NOTICE OF REDEMPTION.

      (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder's address as it appears on the Registrar's books.

      (b) The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price;

            (3) the then effective Conversion Price and Conversion Rate;

            (4) the name and address of each Paying Agent and Conversion Agent;

            (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

            (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and
      Article 4;

            (7) that, unless the Company has failed to make the payment of such Redemption Price which is due and payable, Original Issue Discount, cash interest and Liquidated Damages, if any, will cease to accrue on and after the Redemption Date;

            (8) if any Security is being redeemed in part, the portion of the Principal Amount at Maturity of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate Principal Amount at Maturity equal to the unredeemed portion thereof will be issued; and

            (9) if fewer than all the outstanding Securities are to be redeemed, the certificate number and the Principal Amounts at Maturity of the particular Securities to be redeemed.

      (c) If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall (1) be irrevocable once given and
(2) set forth all relevant information required by clauses (1) through (8) of
Section 3.03(b), the Trustee shall give the notice of redemption to each Holder in the Company's name and at the Company's expense; provided, however, that in all cases, the text of such notice of redemption shall be prepared by the Company; and provided further that the Company must make such request at least five Business Days prior to the date by which such Notice of Redemption must be given to the Holders in accordance with this Section 3.03.

      SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION.

      Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with any accrued and unpaid cash interest, if any, and any accrued and unpaid Liquidated Damages, if any, up to but not including the Redemption Date, stated in the notice, except for Securities that are converted in accordance with the provisions of Article 4. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price.

      SECTION 3.05 DEPOSIT OF REDEMPTION PRICE.

      (a) Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price payable upon redemption on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the cancellation of Securities or the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

      (b) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Redemption Price of any Security for which a Notice of Redemption has been tendered and not withdrawn in accordance with this Indenture then, on the Redemption Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Redemption Price as aforesaid).

      SECTION 3.06 SECURITIES REDEEMED IN PART.

      Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

      SECTION 3.07 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

      In connection with any redemption of Securities, the Company may arrange for the purchase and conversion into Common Stock of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 10:00 a.m., New York City time, on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.07 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 10:00 a.m., New York City time, on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

      SECTION 3.08 REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE.

      (a) If prior to the Final Maturity Date a Fundamental Change occurs, all or any portion of the Securities of any Holder equal to $1,000 or a integral multiple of $1,000 Principal Amount at Maturity, shall be repurchased by the Company, at the option of such Holder, at the Fundamental Change Repurchase Price, on a date specified by the Company that is no later than 30 days after the date of the Fundamental Change Company Notice pursuant to subsection 3.08(f) (the "Fundamental Change Repurchase Date"); provided, however, that the Company shall not be required to repurchase the Securities pursuant to this Section 3.08 if the sale price per share of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change equals or exceeds 110% of the Conversion Price of the Securities in effect on each of those five Trading Days.

      (b) If prior to the Final Maturity Date there shall have occurred a Fundamental Change and all of the consideration for the Common Stock in the transaction or transactions constituting the Fundamental Change consists of cash (a "Cash Buy-Out"), the Company will pay a Make-Whole Premium to the Holders of the Securities (or to the holders of the Common Stock who convert the Securities pursuant to subsection 4.01(l)) in addition to the Fundamental Change Repurchase Price (and, in such circumstances, all references to Fundamental Change Repurchase Price herein shall include such Make-Whole Premium).

            (1) The "Make-Whole Premium" per Security shall equal (1) the average of the Trading Price of a Security for the five Trading Days immediately prior to the Company's public announcement of the Cash Buy-Out, less (2) the greater of (A) the sum of the Issue Price and the accrued Original Issue Discount and (B) the product of (i) the average Closing Prices of the

      Common Stock for the five Trading Days immediately prior to the Company's public announcement of the Cash-Buy-Out and (ii) the applicable Conversion Rate. The Make-Whole Premium, if any, will not be less than zero.

            (2) The Make Whole Premium may be paid, at the election of the Company, in cash or shares of Common Stock; provided that the shares of Common Stock will be issued out of the Company's authorized but unissued Common Stock and will, upon issuance, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

            (3) The Trustee shall have no duty to calculate the Make-Whole Premium. The Company shall make the calculations described in this Section 3.08, using the Trading Price provided by the Bid Solicitation Agent. The Trustee shall be entitled in its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties pursuant to this Section 3.08 and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 3.08.

      (c) Whenever in this Indenture (including Sections 2.01, 8.01 and 8.07) or in the form of Securities there is a reference, in any context, to the principal of any Securities as of any time, such reference shall be deemed to include reference to the Fundamental Change Repurchase Price payable in respect to such Securities to the extent that such Fundamental Change Repurchase Price is, was or would be so payable at such time, and express mention of the Fundamental Change Repurchase Price in any provision of this Indenture shall not be construed as excluding the Fundamental Change Repurchase Price in those provisions of this Indenture when such express mention is not made.

      (d) A "Change in Control Event" of the Company, or any successor entity who is subject to the terms of this Indenture, shall be deemed to have occurred at such time after the original issuance of Securities as any of the following events shall occur:

            (1) the adoption a plan relating to the liquidation or dissolution of the Company;

            (2) the consummation of any transaction with respect to the Common Stock that is subject to Rule 13e-3 of the Exchange Act;

            (3) any person acquires in one or more transactions an amount of the Common Stock which is at the time of such acquisition great enough to result in the Common Stock being delisted from the NASDAQ National Market or the principal United States national securities exchange on which the shares of the Common Stock are then listed;

            (4) the acquisition by any person, other than the Company, its Subsidiaries, their employee benefit plans, or any combination of the foregoing, of beneficial ownership, directly or indirectly, through a purchase, merger (except a merger or consolidation described in clause (5) of this Section 3.08(d)) or other acquisition transaction or series of transactions, of shares of the Capital Stock of the Company entitling such person to exercise more than 50% of the aggregate voting power of all shares of such Capital Stock entitled generally to elect at least a majority of the Company's directors; or

            (5) any merger or consolidation of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole to another person (other than to one or more direct or indirect wholly-owned Subsidiaries of the Company), other than:

                  (A) any transaction pursuant to which holders of 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in the election of directors immediately prior to the transaction are entitled to exercise, directly or indirectly, at least 50% of the total voting power of all shares of the Capital Stock of the continuing, surviving and/or acquiring person entitled to vote generally in the election of directors of the continuing, surviving and/or acquiring person immediately after the transaction; or

                  (B) any merger solely for the purpose of changing the
            Company's jurisdiction of incorporation to any State within the United States or the District of Columbia and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.

      Notwithstanding anything to the contrary set forth in this Section 3.08, a Change in Control Event will be deemed not to have occurred if in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control Event consists of shares of common stock, depositary receipts, ordinary shares or other certificates representing common equity interests traded on a U.S. national securities exchange or quoted on the NASDAQ National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the notes become convertible into such common stock, depositary receipts, ordinary shares or other certificates representing common equity interests.

      (e) Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. As used in Section 3.08(d), the term "person" shall include any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

      (f) On or before the 15th day after the Company knows or reasonably should know that a Fundamental Change has occurred, the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the "Fundamental Change Company Notice"). The Fundamental Change Company Notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

            (1) the events causing such Fundamental Change;

            (2) the date (or expected date) of such Fundamental Change;

            (3) the last date by which the Fundamental Change Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.08;

            (4) the Fundamental Change Repurchase Date;

            (5) the Fundamental Change Repurchase Price;

            (6) the Holder's right to require the Company to purchase the Securities;

            (7) the name and address of each Paying Agent and Conversion Agent;

            (8) the then effective Conversion Price and Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

            (9) the procedures that the Holder must follow to exercise rights under Article 4 and that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (10) the procedures that the Holder must follow to exercise rights under this Section 3.08;

            (11) the procedures for withdrawing a Fundamental Change Repurchase Notice;

            (12) that, unless the Company fails to pay such Fundamental Change Repurchase Price, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest and Liquidated Damages, if any, will cease to accrue on and after the Fundamental Repurchase Date;

            (13) whether the Fundamental Change Repurchase Price will be paid in cash, shares of Common Stock or a combination thereof, specifying the percentages of each, and if shares of Common Stock will be used to pay all or part of the Fundamental Change Repurchase Price, state: (A) the method for valuing the shares of Common Stock to be delivered in connection with the repurchase and (B) that Holders of the Securities will bear the market risk with respect to the value of the shares of Common Stock to be delivered from the date the number of shares is determined;

            (14) the CUSIP number of the Securities; and

            (15) whether a Make-Whole Premium is required to be paid by the Company and whether such Make-Whole Premium shall be paid in cash or by delivery of shares of Common Stock.

At the Company's request, the Trustee shall give such Fundamental Change Company Notice in the Company's name and at the Company's expense; provided, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. In connection with the delivery of the Fundamental Change Company Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in the City of New York or publish information on website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

      (g) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Fundamental Change Repurchase Notice") to the

Company or any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law.

            (1) The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased and
      (C) that such Security shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

            (2) The delivery of a Security for which a Fundamental Change Repurchase Notice has been timely delivered and not validly withdrawn to any Paying Agent prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.

            (3) The Company shall only be obliged to purchase pursuant to this
      Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

            (4) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.08(g) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a Principal Amount at Maturity of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

            (5) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

            (6) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

      (h) If a Fundamental Change results from a Change in Control Event, instead of paying the Fundamental Change Repurchase Price in cash, the Company may elect to pay all or a portion of the Fundamental Change Repurchase Price in shares of Common Stock, or, in the case of a merger in which the Company is not the surviving corporation, common stock, depositary receipts, ordinary shares or other certificates representing common equity of the surviving corporation or its direct or indirect parent corporation or a combination of the Common Stock and cash, at the option of the Company. The number of shares of Common Stock a Holder will receive shall equal the relevant amount of the Fundamental Change Repurchase Price divided by 97% of the average sale prices of the Common Stock for the five trading days immediately preceding the second business day immediately preceding the Fundamental Change Repurchase Date. The Company shall designate, in the Fundamental Change Company Notice delivered pursuant to
Section 3.08, whether it will repurchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Fundamental Change Repurchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For the purpose of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to this
Section 3.09 shall receive the same percentage of cash or shares of Common Stock in payment of the Fundamental Change Repurchase Price for such Securities, except with regard to the payment of cash in lieu of fractional shares of Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Fundamental Change Company Notice the Holders.

            (1) The Company shall, at least three Business Days prior to delivering the Fundamental Change Company Notice, deliver an Officers' Certificate to the Trustee specifying: (A) the manner of payment selected by the Company, (B) the information required by the Fundamental Change Company Notice pursuant to Section 3.08, (C) if the Company elects to pay the Fundamental Change Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in clause (2) of this Section 3.08(h) have been completed or will be complied with, and (D) whether the Company desires the Trustee to give the Fundamental Change Company Notice required by this
      Section 3.08.

            (2) The Company's right to exercise its elections to pay any portion of the Fundamental Change Repurchase Price in Common Stock or a combination of Common Stock and cash, shall be conditioned upon: (A) the Company's specifying in its Fundamental Change Company Notice containing its election to purchase all or a specified percentage of the Securities with shares of Common Stock as provided in Section 3.08(f)(13); (B) the registration of the shares of the Common Stock to be issued upon repurchase under the Securities Act and the Exchange Act, if required; (C) qualification of the shares of Common Stock to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; (D) listing of the Common Stock on a U.S. national securities exchange or quotation thereof on an inter-dealer quotation system of any registered U.S. national securities association; and (E) the receipt by the Trustee of an (i) Officers' Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (ii) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Repurchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Fundamental Change Repurchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and (iii) an Officer's Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied and setting forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities upon Principal Amount at Maturity and the Closing Price of the Common Stock on each Trading Day during the period commencing on the fifth Trading Day immediately preceding but ending on the second Business Day prior to the applicable Fundamental Change Repurchase date. If the foregoing conditions are not satisfied prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date and the Company has elected to repurchase the Securities through the issuance of shares of Common Stock, the Company shall pay the entire Fundamental Change Repurchase Price of the Securities in cash.

            (3) Promptly after determining the actual number of shares of Common Stock to be issued upon repurchase of Securities, the Company shall publish a notice containing this information in a newspaper of general circulation in the City of New York or publish this information on its website or through such other public medium as it may use at the time.

            (4) If a Holder of a repurchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Trustee (or other paying agent appointed by the Company) may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Trustee (or other paying agent appointed by the Company) receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

      (i) The Company shall deposit cash or Common Stock, if permitted hereunder, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be purchased pursuant to this Section 3.08.

      SECTION 3.09 EFFECT OF FUNDAMENTAL CHANGE REPURCHASE NOTICE.

      (a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.09(b)) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Repurchase Date (provided that the conditions in Section 3.08(g) have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.08(g). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to
Article 4 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 3.09(b) with respect to the Securities to be converted.

      (b) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Repurchase Date, specifying (1) the Principal Amount at Maturity of the Security or portion thereof (which must be a Principal Amount at Maturity of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn (or if the Securities are not certificated, such written notice must comply with the procedures of the Depositary) and (3) the portion (which may be 100%) of the Principal Amount at Maturity of the Security which the Holder will remains subject to the Fundamental Change Repurchase Notice, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof.

      SECTION 3.10 DEPOSIT OF FUNDAMENTAL CHANGE REPURCHASE PRICE.

      (a) On or before 10:00 a.m. New York City time on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased on such Fundamental Change

Repurchase Date; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Repurchase Date.

      (b) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change Repurchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Fundamental Change Repurchase Date.

      (c) No Securities may be purchased at the option of Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default with respect to the Securities, other than a Default in the payment of the Fundamental Change Repurchase Price with respect to the Securities. The Paying Agent will promptly return to the respective Holders thereof any Securities (1) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (2) held by it during the continuance of an Event of Default (other than a failure to pay the Fundamental Change Repurchase Price) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

      SECTION 3.11 REPAYMENT TO THE COMPANY.

      To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

      SECTION 3.12 PURCHASE OF SECURITIES AT OPTION OF THE HOLDER ON SPECIFIED DATES.

      (a) Securities shall be purchased in cash in whole or in part (which must be equal to $1,000 Principal Amount at Maturity or any integral multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of this Article 3 and paragraph 8 of the Securities promptly after May 16, 2011, May 16, 2014 and May 16, 2019, May 16, 2024 and May 16, 2029
(each, a "Put Right Purchase Date"), at a purchase price per Security set out below:

            (1) $580.98 per $1,000 Principal Amount at Maturity on May 16, 2011;

            (2) $623.62 per $1,000 Principal Amount at Maturity on May 16, 2014;

            (3) $701.77 per $1,000 Principal Amount at Maturity on May 16, 2019;

            (4) $789.70 per $1,000 Principal Amount at Maturity on May 16, 2024; and

            (5) $888.65 per $1,000 Principal Amount at Maturity on May 16, 2029,

together with accrued but unpaid cash interest and Liquidated Damages, if any, up to but not including the applicable Put Right Purchase Date (the "Put Right Purchase Price"); provided that if the Put Right Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

      (b) The Company shall give written notice of the applicable Put Right Purchase Date by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) not less than 20 Business Days prior to each Put Right Purchase Date (the "Company Put Right Notice"). Each Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Holder and shall state:

            (1) the Put Right Purchase Price, the Put Right Purchase Date and the Conversion Price and Conversion Rate then in effect;

            (2) the name and address of the Paying Agent and the Conversion
      Agent;

            (3) that Securities as to which a Put Right Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 4 and paragraph 9 of the Securities only to the extent that the Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (4) that Securities must be surrendered to the Paying Agent to collect payment;

            (5) that the Put Right Purchase Price for any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (4) above;

            (6) the procedures the Holder must follow to exercise rights under this Section 3.12 and a brief description of those rights;

            (7) briefly, the conversion rights of the Securities, if the Securities are convertible at that time;

            (8) the procedures for withdrawing a Put Right Purchase Notice (including pursuant to the terms of Section 3.12(g));

            (9) that, unless the Company fails to pay such Put Right Purchase Price and accrued and unpaid cash interest, if any, accrued Original Issue Discount and accrued and unpaid Liquidated Damages, if any, which is due and payable, on Securities for which a Put Right Purchase Notice has been submitted, Original Issue Discount and cash interest and Liquidated Damages, if any, on such Securities will cease to accrue on and after the Put Right Purchase Date; and

            (10)  the CUSIP number of the Securities.

      (c) If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to repurchases.

      (d) At the Company's request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company; provided further that the Company shall make such request at least five Business Days prior to the date by which such Put Right Notice must be given in accordance with this Section 3.12

      (e) To exercise its rights pursuant to this Section 3.12, the Holder shall deliver to the Paying Agent a properly completed Put Right Purchase Notice at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Business Day immediately preceding the Put Right Purchase Date stating:

            (1) if certificated Securities have been issued, the certificate number of the Security which the Holder will deliver for repurchase (or if the Securities are not certificated, the Put Right Purchase Notice must comply with the Applicable Procedures relating to purchases),

            (2) the portion (which may be 100%) of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof, and

            (3) that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions in this Section
      3.12 and the Securities.

      (f) The Company shall purchase all Securities with respect to which a Put Right Purchase Notice is given and not validly withdrawn, upon the later of the applicable Put Right Purchase Date and delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the Securities are not certificated, such delivery must comply with the Applicable Procedures relating to purchases). Delivery of such Security shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section
3.12 only if the Security delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.

      (g) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section
3.12 shall have the right to withdraw such Put Right Purchase Notice in whole or in part at any time prior to the close of business on the Business Day immediately preceding the Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:

            (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if the Securities are not certificated, the withdrawal notice must comply with the Applicable Procedures relating to withdrawals),

            (2) the aggregate Principal Amount at Maturity of the Security (which must be equal to $1,000 or any integral multiple thereof) with respect to which such notice of withdrawal is being submitted, and

            (3) the aggregate Principal Amount at Maturity, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company.

      (h) The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.

      (i) On or before 10:00 a.m. New York City time on the Business Day following the Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Put

Right Purchase Date) sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date.

            (1) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Put Right Purchase Price of any Security for which a Put Right Notice has been tendered and not withdrawn, then, on the Business Day after the Put Right Purchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid).

            (2) The Put Right Purchase Price shall be paid to such Holder with respect to Securities for which a Put Right Purchase Notice has been tendered and not validly withdrawn, subject to receipt of funds by the Paying Agent, promptly after the later of (A) the applicable Put Right Purchase Date with respect to such Security (provided that the conditions in Section 3.12(f) have been satisfied) and (B) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.12(f). Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof; if convertible pursuant to Article 4, may not be converted on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in Section 3.12(g).

            (3) To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.12(i) exceeds the aggregate Put Right Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.

      (j) The Company shall only be obligated to purchase, pursuant to this
Section 3.12, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

      (k) No Securities may be purchased at the option of Holders if there has occurred and is continuing an Event of Default with respect to the Securities, other than a Default in the payment of the Put Right Purchase Price with respect to such Securities.

      SECTION 3.13 SECURITIES PURCHASED IN PART.

      Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Repurchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered that is not purchased.

      SECTION 3.14 COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES.

      In connection with any offer to purchase of Securities under Section 3.08 or Section 3.12, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.08 through 3.12 to be exercised in the time and in the manner specified therein.

      SECTION 3.15 PURCHASE OF SECURITIES IN OPEN MARKET.

      The Company (a) shall, on or prior to the date that is two years from the latest issuance of any Securities in accordance with Section 2.11 surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation, and (b) after such date, may surrender such Security to the Trustee for cancellation as aforesaid. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11.

                                    ARTICLE 4

                                   CONVERSION

      SECTION 4.01 CONVERSION PRIVILEGE AND CONVERSION RATE.

      (a) Subject to and upon compliance with the provisions of this Article 4 and the Securities, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 Principal Amount at Maturity may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock prior to the close of business on the Final Maturity Date or such earlier date set forth in this
Article 4, unless previously redeemed to the Company or purchased by the Company at the Holders' option, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to the adjustments described below, only under the following circumstances:

            (1) Prior to the close of business on the Final Maturity Date, if, at any time after September 30, 2004, as of the last day of the preceding calendar quarter, the Closing Price per share of the Common Stock was more than 120% of the then current accreted Conversion Price for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of such calendar quarter (for avoidance of doubt, once that condition is satisfied for any quarter, the Securities will be convertible at any time at the option of the Holder through the Final Maturity Date);

            (2) until the close of business on the Business Day prior to the Redemption Date if the Company elects to redeem the relevant Security pursuant to Article 3;

            (3) if the Company distributes to all holders of Common Stock rights, options or warrants entitling them for a period expiring within 60 days after such distribution to purchase Common Stock at less than the Closing Price per share of the Common Stock on the day preceding the declaration date for such distribution;

            (4) if the Company distributes to all holders of Common Stock cash, assets, debt securities or Capital Stock (other than Capital Stock or the Company or any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company), which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Price per share of the Common Stock on the Business Day preceding the declaration date for such distribution;

            (5) if the Company becomes a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets or if a Fundamental Change occurs; or

            (6) during the five consecutive Business Day period following any five consecutive Trading Day period ending at any time on or prior to May 16, 2029 in which the Trading Price for the Securities for each day of such five Trading Day period was less than 98% of the Conversion Value for the Securities for such Trading Day ("trading price condition"); provided that upon any conversion of Securities pursuant to this trading price condition if, on the Trading Day prior to applicable Conversion Date, the Closing Price per share of Common Stock is greater than the then current accreted Conversion Price of the Securities and less than or equal to 120% of the then current accreted Conversion Price of the Securities then such Holder shall receive, instead of shares of Common Stock calculated based on the Conversion Rate, cash or shares of Common Stock or a combination of cash and shares of Common Stock, at the option of the Company, with a value equal to the accreted principal amount of the Securities plus accrued and unpaid cash interest, if any, and accrued and unpaid Liquidated Damages, if any (a "Principal Value Conversion"); provided further that any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the accreted Conversion Price of the Securities as of the Conversion Date and the applicable stock price (as defined below) as of the Conversion Date.

      (b) Following the surrender of Securities by a Holder for a conversion that is a Principal Value Conversion, the Company shall notify such Holder no later than the first Business Day following the Conversion Date for such Principal Value Conversion whether the Company shall pay the principal amount of the Securities being converted in cash and/or shares of Common Stock. The Company will deliver such cash and/or shares of Common Stock, together with any cash payable for fraction shares, to such Holder no later than the tenth Business Day following the Conversion Date. The "applicable stock price" shall mean, in respect of any Conversion Date, the average of the Closing Price per share of Common Stock over the five Trading Day period starting the third Trading Day following the Conversion Date. The "Conversion Value" for the Securities is equal to the product of (i) the Closing Price per share of the Common Stock on a given day and (ii) the then current Conversion Rate.

      (c) The Trustee shall have no obligation to direct the Bid Solicitation Agent to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price of the Securities would be less than 98% of the Conversion Value. At such time as a Holder provides such evidence, the Company shall instruct the Trustee to direct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Securities is greater than or equal to 98% of the Conversion Value, and to notify the Company accordingly.

      (d) In the case of a distribution contemplated by clauses (3) and (4) of
Section 4.01(a), the Company shall notify Holders at least 20 days prior to the date for such distribution (the "Distribution Notice"). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the date of such distribution or the Company's announcement that such distribution will not take place. Notwithstanding the foregoing, in the event of a distribution contemplated by clauses (3) and (4) of
Section 4.01(a), Holders may not convert the Securities if the Holders may participate in such distribution without converting their Securities. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses
(3) or (4) of Section 4.01(a).

      (e) In the case of a transaction contemplated by clause (5) of Section 4.01(a), the Company will notify Holders at least 20 days prior to the anticipated effective date of such transaction (the "Merger Notice"). Holders may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until (but not including) the date which is 15 days after the actual effective date of such transaction. At the effective time of the transaction, the right to convert a Security into shares of Common Stock shall be changed into a right to convert such Security into the kind and amount of cash, securities or other property that the Holders would have received if the Holders had converted such Security into shares of Common Stock immediately prior to the actual effective time of the transaction. If such transaction also constitutes a Fundamental Change, then the Holders may require the Company to purchase all or a portion of the Securities pursuant to Section 3.08.

      (f) For each calendar quarter of the Company, beginning with the calendar quarter ending June 30, 2004, (1) the Company or an agent for the Company will determine, on the first Business Day following the last Trading Day of each calendar quarter, whether the Securities are convertible pursuant to clause (1) of Section 4.01(a), and, if so, will notify the Trustee and the Conversion Agent in writing.

      (g) The conversion rights pursuant to this Article 4 shall commence on the initial issuance date of the Securities and expire at the close of business on the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, for such Security (unless the Company shall fail to make the Redemption Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed or purchased, as the case may be). If a Security is convertible as a result of a Fundamental Change, such conversion right shall commence and terminate as set forth in Section 4.01(e). Securities in respect of which a Fundamental Change Repurchase Notice or a Put Right Purchase Notice, as the case may be, has been delivered may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Notice or Put Right Purchase Notice, as the case may be, in accordance with the provisions of Article 3.

      (h) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

      (i) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

      (j) The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 29.4652 shares of Common Stock for each $1,000 Principal Amount at Maturity of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article 4. The "Conversion Price" shall equal $1,000 divided by the Conversion Rate and shall be adjusted when the Conversion Price is so adjusted in accordance with this Article 4.

      (k) By delivering the amount of cash and/or the number of shares of Common Stock issuable on conversion (together with cash in lieu of any fractional share) to the Trustee, the Company will be deemed to have satisfied its obligation to pay the Principal Amount at Maturity of the Securities so converted and its obligation to pay accrued and unpaid cash interest, if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

            (l) If a Holder converts its Securities after receipt of a Fundamental Change Company Notice and prior to the Fundamental Change Repurchase Date, and the Fundamental Change related to the Fundamental Change Company Notice constitutes a Cash Buy-Out, such Holder will be entitled to receive an amount, payable in cash or Common Stock, at the option of the Company, equal to the Make-Whole Premium, in addition to the shares of Common Stock deliverable upon conversion of the Securities.

      SECTION 4.02 CONVERSION PROCEDURE.

      (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay all transfer or similar taxes, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." If the Company is required or elects to deliver Common Stock only on such conversion, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.03 no later than the fifth Business Day following the Conversion Date. If the Company elects to deliver cash only or cash and shares of Common Stock, the Company shall deliver to the Holders through a Conversion Agent such cash (including cash in lieu of any fractional shares pursuant to Section 4.03) and a certificate for the number of whole shares of Common Stock issuable upon the conversion, if any, no later than the tenth Business Day following the Conversion Date. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

      (b) The person in whose name the shares of Common Stock issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the later of (i) the Conversion Date, (ii) the expiration of the period in which the Company may elect to deliver cash in lieu of shares of Common Stock, or (iii) if the Company elects to deliver cash in lieu of some of such shares of Common Stock, the date on which the amount of cash issuable per Security has been determined; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.

      (c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption) will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, such Securities shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date. Except as otherwise provided in this Section 4.02, no payment or adjustment will be made for accrued cash interest or accrued Original Issue Discount on a converted Security.

      (d) Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture, the Securities, the Pledge Agreement and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate Principal Amount at Maturity of all Securities so converted.

      (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate Principal Amount at Maturity equal to the, and in exchange for, unconverted portion of the Principal Amount at Maturity of such Security. A Security may be converted in part, but only if the Principal Amount at Maturity of such part is an integral multiple of $1,000 and the Principal Amount at Maturity of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

      (f) Upon the Company's determination that a Holder is or will be entitled to convert their Securities into shares of Common Stock pursuant to this Article 4, the Company will promptly after making such determination issue a press release and use its reasonable efforts to post such information on the Company's website or otherwise publicly disclose such information.

      SECTION 4.03 FRACTIONAL SHARES.

      The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the Closing Price of the Common Stock on the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

      SECTION 4.04 TAXES ON CONVERSION.

      If a Holder converts a Security, the Company shall (subject to the remainder of this Section 4.04) pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

      SECTION 4.05 COMPANY TO PROVIDE STOCK.

      (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

      (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

      (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the NASDAQ National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be treated as a Restricted Security.

      SECTION 4.06 ADJUSTMENT OF CONVERSION RATE.

      (a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

            (1) If the Company shall pay a dividend on its Common Stock in shares of Common Stock or make a distribution on its Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator of shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            (2) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

            (3) If the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them (for a period of not more than 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause
      (10) of this Section 4.06(a)) on the record date for the determination of shareholders entitled to receive such rights, options or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (4) If the Company shall make a dividend or other distribution to all holders of its Common Stock of securities or other property (including evidences of indebtedness or other non-cash assets), including shares of Capital Stock or similar equity instruments (excluding (x) any dividend or distribution of Common Stock for which an adjustment was made pursuant to
      Section 4.06(a)(1), any subdivision or combination of Common Stock for which an adjustment was made pursuant to Section 4.06(a)(2), any issuance of rights, options or warrants for which an adjustment was made pursuant to Section 4.06(a)(3) and (y) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.06(a)(7)) (the "Distributed Securities"), then in each such case the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be Current Market Price per share on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers'

      Certificate delivered to the Trustee) on such record date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            If the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed such Holder would have received had such Holder converted each Security on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

            Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the "Spinoff Securities"), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the "Spinoff Valuation Period") commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences on the Common Stock on the NASDAQ National Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the average Closing Price over the Spinoff Valuation Period of the portion of the Spinoff Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which "ex-dividend trading" commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to reserve the pro rata portion of such Spinoff Securities so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.

            (5) With respect to any rights or warrants (the "Rights") that may be issued or distributed pursuant to the Company's existing rights plan and any rights plan that the Company implements after the date of this Indenture (each a "Rights Plan"), upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Securities will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities as provided in the first paragraph of clause (4) of this Section 4.06(a), subject to appropriate readjustment in the event of the expiration, termination or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.06(a). Other than as specified in this clause (5) of this Section 4.06(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

            (6) Rights or warrants (other than Rights issued pursuant to a Rights Plan) distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (each a "Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.06 (and no adjustment to the Conversion Rate under this Section 4.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.06. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.06 was made, (x) in the case of any such rights or warrants which shall all have been redeemed, purchased by the Company or purchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption, purchase by the Company or purchase without exercise to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (y) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

            (7) If the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the day on which such Triggering Distribution is declared ("Determination Date") by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount of cash dividend or distribution, applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

            (8) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to shareholders of consideration per share of Common Stock having a fair market value (determined as provided below) that exceeds the average of the Closing Price per share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Date (as defined below), immediately prior to the opening of business on the day after the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the average Closing Price per share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the average of the Closing Price per share of the Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this clause (8) of Section 4.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (8).

            (9) For purposes of this Section 4.06, the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

            (10) For the purpose of any computation under this Section 4.06(a), the current market price (the "Current Market Price") per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for the 10 consecutive Trading Days ending on the earlier of (A) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under this Section 4.06(a) or
      (B) the "ex-date" with respect to distributions, issuances or other events requiring such computation under this Section
      4.06. The closing price (the "Closing Price") of Common Stock on any Trading Day shall be the last reported sales price or, in case no such sales price is reported on such date, the average of the reported closing bid and ask prices per share (or, if more than one in either case, the average of the average bid and the average ask prices per share), in either case on the NASDAQ National Market or, if the Common Stock is not listed or admitted to trading on the NASDAQ National Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the NASDAQ National Market or any national securities exchange, or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers' Certificate delivered to the Trustee). The "ex-date" shall mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

      (b) In any case in which this Section 4.06 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.09) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date, Determination Date or Expiration Date had not occurred.

      (c) For purposes of this Section 4.06, "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

      (d) If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company's Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.07, during such period.

      SECTION 4.07 NO ADJUSTMENT.

      (a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted into

Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.

      (b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, with one half cent and 0.005 of a share, respectively, being rounded upward.

      (c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

      (d) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

      SECTION 4.08 ADJUSTMENT FOR TAX PURPOSES.

      The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 4.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable or that the tax resulting from such transaction be diminished. Any such change in the Conversion Rate shall also be made to the Conversion Price.

      SECTION 4.09 NOTICE OF ADJUSTMENT.

      Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

      SECTION 4.10 NOTICE OF CERTAIN TRANSACTIONS.

      In the event that:

      (a) the Company takes any action which would require an adjustment in the Conversion Rate;

      (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

      (c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record date or effective date, as the case may be. The Company shall mail such notice at least 20 days before such proposed record date or effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this
Section 4.10.

      SECTION 4.11 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

      (a) If any of the following shall occur, namely: (1) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any other transaction or event for which an adjustment is provided in Section 4.06);
(2) any statutory share exchange, consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (3) any sale or conveyance of all or substantially all the property and assets of the Company, directly or indirectly, to any person, then the Company and any such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture to this Indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance (assuming such holder of Common Stock did not exercise any right of election as to the kind or amount of stock, other securities or other property or assets, including cash, receivable upon such transaction, and provided that if the kind or amount of stock, other securities or other property or assets receivable upon such transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised, then the kind and amount shall be deemed to be the kind and amount receivable per share of Common Stock by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this
Article 4. If, in the case of any such consolidation, merger, combination, statutory share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, statutory share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this
Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

      (b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee
(1) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.

      SECTION 4.12 TRUSTEE'S DISCLAIMER.

      (a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate and Opinion of Counsel, including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

      (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

      SECTION 4.13 VOLUNTARY INCREASE.

      The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the best interests of the Company or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days' prior written notice of any increase in the Conversion Rate to the Trustee and the Holders; provided, however, that in no event may the Company increase the Conversion Rate so that the adjusted Conversion Price would be less than the par value of a share of Common Stock. Any such change in the Conversion Rate shall also be made to the Conversion Price.

      SECTION 4.14 PAYMENT OF CASH IN LIEU OF COMMON STOCK

      (a) In lieu of delivery of some or all of the shares of Common Stock otherwise issuable upon notice of conversion of any Securities, the Company may elect to pay Holders surrendering Securities for conversion an amount in cash per $1,000 Principal Amount at Maturity of Securities determined as provided in this Section 4.14.

      (b) The amount payable per $1,000 Principal Amount at Maturity of Securities will be the amount equal to the average Closing Price per share of Common Stock for the five consecutive Trading Days during the cash averaging period multiplied by the Conversion Rate. The "cash averaging period" means the five consecutive Trading Days immediately following (i) the date of the Company's notice pursuant to Section 4.14(c) below or (ii) the Conversion Date, in the case of conversion following the Company's notice of redemption specifying that the Company intends to deliver cash upon conversion. If the Company elects to satisfy only part of its obligation to deliver shares of Common Stock upon conversion of Securities with cash, it shall specify a number of shares of Common Stock per $1,000 Principal Amount at Maturity as to which it will deliver cash and the amount of cash to be delivered will be determined as provided above except that the average Closing Price per share of Common Stock shall be multiplied by that number of shares as to which the Company has elected to deliver cash.

      (c) The Company will inform the Holders through the Trustee no later than two Business Days following the Conversion Date of its election to deliver shares of Common Stock or to pay cash in lieu of delivery of some or all of such shares, unless it has already informed Holders of its election in connection with a notice of redemption.

      (d) If an Event of Default (other than a failure to make a cash payment upon conversion of Securities) has occurred and is continuing, the Company may not pay cash upon conversion of any Securities or portion of the Securities (other than cash in lieu of fractional shares pursuant to Section 4.03).

                                    ARTICLE 5

                             [INTENTIONALLY OMITTED]

                                    ARTICLE 6

                                    COVENANTS

      SECTION 6.01 PAYMENT OF SECURITIES.

      (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest or Liquidated Damages, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to pay the installment. Subject to Section 4.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Put Right Purchase Price, Fundamental Change Repurchase Price, and cash interest shall be considered paid on the applicable date due if on such date (or, in the case of Put Right Purchase Price or Fundamental Change Repurchase Price, on the Business Day following the applicable Put Right Purchase Date or Fundamental Change Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay cash interest in immediately available funds on overdue Principal and overdue installments of interest at the rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

      (b) Payment of the Principal of and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate Principal Amount at Maturity in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

      SECTION 6.02 SEC AND OTHER REPORTS.

      (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system shall be deemed to be filed with the Trustee. The Company also shall comply with the provisions of TIA Section 314(a).

      (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

      SECTION 6.03 COMPLIANCE CERTIFICATES. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending January 1, 2005), an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers' Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

      SECTION 6.04 FURTHER INSTRUMENTS AND ACTS.

      Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      SECTION 6.05 MAINTENANCE OF CORPORATE EXISTENCE.

      Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

      SECTION 6.06 RULE 144A INFORMATION REQUIREMENT.

      Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Whether a person is a beneficial holder shall be determined by the Company.

      SECTION 6.07 STAY, EXTENSION AND USURY LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or accrued but unpaid interest or Liquidated Damages, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 6.08 PAYMENT OF LIQUIDATED DAMAGES.

      If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the amount of such Liquidated Damages that are payable, (ii) the reason why such Liquidated Damages are payable and (iii) the date on which such Liquidated Damages are payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to such Liquidated Damages, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

      SECTION 6.09 MAINTENANCE OF OFFICE OR AGENCY.

      The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the company in respect of the Securities and this Indenture may be served. The office of the Trustee, located at U.S. Bank National Association, 633 West Fifth Street, 24th Floor, LM-CA-T24T, Los Angeles, California 90071, Attn: Corporate Trust Services (Thoratec Senior Subordinated Convertible Notes Due 2034), shall initially be one such office or agency for all of the aforesaid purposes. Another such office or agency shall be the one referred to in Section 6.01(b). The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.

                                   ARTICLE 7

              CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

      SECTION 7.01 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

      (a) The Company may not, without the consent of the Holders, consolidate with, merge into or transfer or lease all or substantially all of the Company's property and assets unless:

            (1) either (A) the Company shall be the resulting or surviving corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by transfer or lease all or substantially all of the properties and assets of the Company shall (i) be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and this Indenture and the performance or observance of every covenant and provision of this Indenture, the Securities and the Pledge Agreement required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

            (2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

            (3) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

      (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      SECTION 7.02 SUCCESSOR SUBSTITUTED.

      Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease and obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Securities and the Pledge Agreement.

                                   ARTICLE 8

                              DEFAULT AND REMEDIES

      SECTION 8.01 EVENTS OF DEFAULT.

      (a) An "Event of Default" shall occur if:

            (1) the Company shall fail to pay when due the Principal Amount at Maturity (including accrued Original Issue Discount) on any of the Securities at the Final Maturity Date or any Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, upon a redemption or purchase pursuant to Article 3, or otherwise, whether or not such payment is prohibited by the provisions in Article 13;

            (2) the Company shall fail to pay an installment of interest, including Liquidated Damages, if any, on any of the Securities that continues for 30 days after the date when due, whether or not such payment is prohibited by the provisions in Article 13 herein; provided that a failure to make any of the first six scheduled interest payments on the Securities on the applicable Interest Payment Date will constitute an Event of Default with no grace or cure period (unless due solely to the fault of the Trustee in which case the Company shall have a three Business Day grace period);

            (3) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after a Notice of Default specifying such failure is given;

            (4) the Company shall fail to timely provide notice of a Fundamental Change when required by Section 3.08(f) and such failure continues for a period of five days after a Notice of Default specifying such failure is given; or

            (5) the Company or any Significant Subsidiary shall fail to make any payment at the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money with an aggregate principal amount then outstanding in excess of $10,000,000, whether such Indebtedness now exists or shall hereafter be created, or there is an acceleration of Indebtedness for borrowed money in an amount in excess of $10,000,000 because of a default with respect to such Indebtedness, and such Indebtedness, in either case, is not discharged, or such acceleration is not cured, waived, rescinded or annulled, within a period of 25 days after a Notice of Default specifying such Default and requiring the Company to cause such Indebtedness to be discharged or cause such Default to be cured or waived or such acceleration to be rescinded or annulled; or

            (6) the Company pursuant to or within the meaning of any Bankruptcy
      Law:

                  (A) commences a voluntary case or proceeding;

                  (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                  (D) makes a general assignment for the benefit of its
            creditors;

                  (E) files a petition in bankruptcy or answer or consent
            seeking reorganization or relief; or

                  (F) consents to the filing of such a petition or the
            appointment of or taking possession by a Custodian;

            (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

                  (B) appoints a Custodian of the Company or for all or
            substantially all of the property of the Company; or

                  (C) orders the winding up or liquidation of the Company; and in each case the order or decree remains unstayed and in effect for 60 consecutive days;

            (8) the Pledge Agreement ceases to be in full force and effect, or enforceable, prior to the expiration thereof in accordance with its terms; or

            (9) the Company shall fail to deliver when due all cash and shares of Common Stock deliverable upon conversion of the Securities, which failure continues for 15 days.

The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

      (b) A Default under clauses (3), (4) or (5) of Section 8.01(a) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a "Notice of Default"), and the Company does not cure the Default within the time specified in clause (3), (4) or (5) of Section 8.01(a), as applicable, after receipt of such notice. A notice given pursuant to this
Section 8.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 8.01 is cured, it ceases.

      (c) The Company will deliver to the Trustee, within 5 Business Days after becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 10 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (3), (4) or (5) of Section 8.01(a).

      The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the

Company, a Paying Agent, any Holder or any agent of any Holder or unless a Trust Officer acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

      SECTION 8.02 ACCELERATION.

      If an Event of Default (other than an Event of Default specified in clause
(6) or (7) of Section 8.01(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities then outstanding may, by notice to the Company and the Trustee, declare the Issue Price plus the accrued Original Issue Discount and accrued and unpaid cash interest, if any, and accrued and unpaid Liquidated Damages, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued Original Issue Discount, and such accrued and unpaid cash interest, if any, and such accrued and unpaid Liquidated Damages, if any, shall be due and payable immediately. If an Event of Default specified in Section 8.01(a)(6) or (7) occurs in respect of the Company and is continuing, the Issue Price plus accrued Original Issue Discount and accrued but unpaid cash interest and Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.07 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      SECTION 8.03 OTHER REMEDIES.

      (a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the Issue Price plus accrued Original Issue Discount and unpaid cash interest, if any, accrued and unpaid Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

      SECTION 8.04 WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

      Subject to Sections 8.07 and 11.02, the Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, premium, if any, or any accrued but unpaid interest on any Security, a failure by the Company to convert any Securities into Common Stock or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases.

      SECTION 8.05 CONTROL BY MAJORITY.

      The Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may direct the time method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      SECTION 8.06 LIMITATIONS ON SUITS.

      (a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article 4) unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in aggregate Principal Amount at Maturity of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding.

      (b) A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

      SECTION 8.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the Principal Amount at Maturity, Redemption Price, Put Right Purchase Price, Fundamental Change Repurchase Price, or any accrued but unpaid cash interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

      SECTION 8.08 COLLECTION SUIT BY TRUSTEE.

      If an Event of Default described in clause (1) or (2) of Section 8.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      SECTION 8.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 8.10 PRIORITIES.

      (a) If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

            (1) First, to the Trustee for amounts due under Section 9.07;

            (2) Second, to the holders of Senior Indebtedness to the extent required by Article 13;

            (3) Third, to Holders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount or cash interest, Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities (including Liquidated Damages, if any), respectively;

            (4) Fourth, to such other Person or Persons, if any, to the extent entitled thereto; and

            (5) Fifth, the balance, if any, to the Company.

      (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

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

      SECTION 8.11 UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.07, or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities then outstanding. This
Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                                    ARTICLE 9

                                     TRUSTEE

      SECTION 9.01 DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

            This Section 9.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      (c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of Section 9.01(b);

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

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

            This Section 9.01(c) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.

      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

      (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.01.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      SECTION 9.02 RIGHTS OF TRUSTEE.

      (a) Subject to Section 9.01:

            (1) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
      Section 12.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion.

            (3) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

            (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

      SECTION 9.03 INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

      SECTION 9.04 TRUSTEE'S DISCLAIMER.

      The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities, the Pledge Agreement, or the Pledged Securities. It shall not be accountable for the Company's use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

      SECTION 9.05 NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

      If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of all uncured Default or Events of Default known to it within 90 days after it occurs or, if later, within 15 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any redemption or purchase obligation. This Section 9.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.

      SECTION 9.06 REPORTS BY TRUSTEE TO HOLDERS.

      (a) If a report is required by TIA Section 313, within 60 days after each January 31, beginning with the January 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such January 31 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b)(2) and (c).

      (b) A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

      SECTION 9.07 COMPENSATION AND INDEMNITY.

      (a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      (b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

      (c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

      (d) To secure the Company's payment obligations in this Section 9.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except for the Pledged Securities and such money or property held in trust to pay the principal of and interest on particular Securities. The obligations of the Company under this Section 9.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

      (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 8.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

      SECTION 9.08 REPLACEMENT OF TRUSTEE.

      (a) The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 9.08.

      (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

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

      (c) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in Principal Amount at Maturity of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

      (d) If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

      (f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

      (g) Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 shall continue for the benefit of the retiring Trustee.

      SECTION 9.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

      SECTION 9.10 ELIGIBILITY; DISQUALIFICATION.

      The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

      SECTION 9.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 10

                     SATISFACTION AND DISCHARGE OF INDENTURE

      SECTION 10.01 SATISFACTION AND DISCHARGE OF INDENTURE.

      (a) (1) This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

                  (A) all Securities theretofore authenticated and delivered
            (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and
            (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities not theretofore delivered to the
            Trustee for cancellation,

                        (i) have become due and payable,

                        (ii) will become due and payable at the Final Maturity
                  Date within one year, or

                        (iii) are to be called for redemption within one year
                  under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

            (2) the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be. In the event that the Company exercises its right to redeem the Securities as provided in Article 3, the Company shall have the right to withdraw its funds previously deposited with the Trustee or Paying Agent pursuant to the immediately preceding sentence;

            (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

      (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article 4, the obligations of the Company to the Trustee under Section 9.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 10.01(a), the provisions of Sections 2.03,

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

2.04, 2.05, 2.06, 2.07, 2.12, 6.01 and 14.05, Article 4, and this Article 10, shall survive until the Securities have been paid in full.

      SECTION 10.02 APPLICATION OF TRUST MONEY.

      Subject to the provisions of Section 10.03 and Section 13.05, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

      SECTION 10.03 REPAYMENT TO COMPANY.

      (a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 10.01 and (2) held by them at any time.

      (b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

      SECTION 10.04 REINSTATEMENT.

      (a) If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

      (b) If pursuant to the last sentence of Section 10.01(a)(2), the Company withdraws its previously deposited funds as a result of its exercise of its redemption right, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to Section 10.01.

                                   ARTICLE 11

                       AMENDMENTS; SUPPLEMENTS AND WAIVERS

      SECTION 11.01 WITHOUT CONSENT OF HOLDERS.

      (a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder for the purpose of:

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            (1) evidencing a successor to the Company and the assumption by that successor of the Company's obligations under this Indenture and the Securities;

            (2) adding to the Company's covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

            (3) securing the Company's obligations in respect of the Securities;

            (4) adding a guarantor of the Securities;

            (5) evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 9;

            (6) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;

            (7) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company's property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.11 and Article 7);

            (8) increasing the Conversion Rate; provided that the increase will not adversely affect the interests of Holders; --------

            (9) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; or

            (10) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect.

      SECTION 11.02 WITH CONSENT OF HOLDERS.

      (a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities then outstanding or by the adoption of a resolution at a meeting of Holders by at least a majority in aggregate Principal Amount at Maturity of the Securities represented at the meeting. However, notwithstanding the foregoing but subject to Section 11.04, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.04, may not:

            (1) alter the manner of calculation or rate of accrual of Original Issue Discount or cash interest on any Security or change the time of payment of any installment of cash interest on, or any Liquidated Damages with respect to, any Security;

            (2) make any of the Securities payable in money or securities other than that stated in the Securities;

            (3) change the stated maturity of any Security;

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            (4) reduce the Principal Amount at Maturity, Issue Price, accrued
      Original Issue Discount, Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price with respect to any of the Securities, or any Liquidated Damages, or the amount payable upon redemption or purchase pursuant to Article 3, with respect to any Security;

            (5) make any change that adversely affects the rights of a Holder to convert any of the Securities;

            (6) modify the Company's obligation to purchase Securities at the option of Holders or the Company's right to redeem Securities, in a manner adverse to the Holders;

            (7) except as otherwise permitted pursuant to Article 7, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture or the Securities;

            (8) except as otherwise permitted or contemplated by provisions of this Indenture concerning corporate reorganizations, making any change to the purchase option of Holders upon a Fundamental Change (including changing, modifying or amending any definitions with respect thereto);

            (9) impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security;

            (10) modify the provisions of this Indenture or the Pledge Agreement relating to the pledge of securities as contemplated under Article 12 in a manner that adversely affects the interests of the Holders in any material respect;

            (11) modify the subordination provisions of the Securities in a manner adverse to the Holders in any material respect; or

            (12) reduce the percentage in aggregate Principal Amount at Maturity of Securities outstanding necessary to modify or amend this Indenture or to waive any past Default.

      (b) The Holders of a majority in Principal Amount at Maturity of the Securities then outstanding may, on behalf of all the Holders of all Securities, waive compliance by the Company with the restrictive provisions of this Indenture, and waive any past Default under this Indenture and its consequences, except a failure to pay the Principal Amount at Maturity, accrued and unpaid cash interest, accrued and unpaid Liquidated Damages, accrued Original Issue Discount, Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding security affected.

      (c) After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

      SECTION 11.03 COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

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      SECTION 11.04 REVOCATION AND EFFECT OF CONSENTS.

      (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

      (b) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (12) of Section 11.02(a). In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

      SECTION 11.05 NOTATION ON OR EXCHANGE OF SECURITIES.

      If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

      SECTION 11.06 TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

      SECTION 11.07 EFFECT OF SUPPLEMENTAL INDENTURES.

      Upon the execution of any supplemental indenture under this Article 11, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 12

                                    SECURITY

      SECTION 12.01 SECURITY.

      (a) At the Closing Time, the Company shall purchase and pledge to the Trustee as security for the exclusive benefit of the Holders (and not for the benefit of other creditors of the Company), the Initial Pledged Securities in such amount as will be sufficient, upon receipt of scheduled interest and principal payments of such Initial Pledged Securities, as computed by the Company, to provide for payment in full

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      of the first six scheduled interest payments (up to and including the interest payment due on May 16, 2007), but excluding Liquidated Damages, if any, on the Securities when due.

      (b) The Initial Pledged Securities shall be pledged by the Company to the Trustee for the exclusive benefit of the Holders and shall be held by the Trustee in the Pledged Account. Immediately prior to each of the first six scheduled Interest Payment Dates, the Trustee shall release from the Pledged Account proceeds sufficient to pay the interest then due on the Securities if the Company has not made other provision for payment of such interest or if the Company has requested that the Trustee do so. A failure to pay interest on the Securities when due for any of the first six scheduled Interest Payment Dates, shall constitute an Event of Default pursuant to clause (2) of Section 8.01(a), with no grace period (unless due solely to the fault of the Trustee, in which case the Company will have a three Business Day grace period); provided that, so long as the amount released pursuant to the preceding sentence is sufficient to pay such interest, the release of funds as provided shall not be deemed a failure to pay interest.

      (c) The Initial Pledged Securities and the Pledged Account shall also secure the repayment of the principal amount and Liquidated Damages, if any, on the Securities but only to the extent expressly provided in the Pledge Agreement.

      (d) On each relevant Date of Delivery (if such Date of Delivery is different from the Closing Time), the Company shall (1) enter into a supplement to the Pledge Agreement and comply with the terms and provisions thereof and (2) purchase the Additional Pledged Securities to be pledged to the Trustee for the exclusive benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such Additional Pledged Securities, as computed by the Company, to provide for payment in full of the first six scheduled interest payments due on the Securities issued in connection therewith. The Additional Pledged Securities shall be pledged by the Company to the Trustee for the exclusive benefit of the Holders and shall be held by the Trustee in the Pledged Account pending disposition pursuant to the Pledge Agreement.

      (e) Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder affected thereby), and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purpose herein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Securities as provided in the Pledge Agreement, valid and enforceable first priority perfected liens in and on all the Pledged Securities, in favor of the Trustee for its benefit and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

      (f) The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution

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

therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, in which case such Person shall be an independent appraiser or other expert selected by the Company.

      (g) The Company shall cause Section 314(b) of the TIA, relating to Opinions of Counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Section 7.01 and 7.02, accept as conclusive evidence of compliance of the foregoing provisions the appropriate statements contained in such Opinions of Counsel.

      (h) The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (1) enforce any of the terms of the Pledge Agreement and
(2) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have the authority necessary to institute and maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including the authority to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

      (i) Beyond the exercise of reasonable care in the custody and preservation thereof, the Trustee shall have no duty as to any Pledged Securities in its possession or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Securities. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Securities in its possession if the Pledged Securities are accorded treatment substantially equal to that which it accords its own property or property held in similar accounts and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Securities, by reason of the act or omission of the Trustee, any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

      (j) The Trustee shall not be responsible for the existence, genuineness or value of any of the Pledged Securities or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Securities, whether impaired by operation of law or otherwise, for the validity or sufficiency of the Pledged Securities or any agreement or assignment contained therein, for the validity of the title of the Company to the Pledged Securities, for insuring the Pledged Securities or for the payment of taxes, charges, assessments or Liens upon the Pledged Securities or otherwise as to the maintenance of the Pledged Securities. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Pledge Agreement by the Company.

                                   ARTICLE 13

                                  SUBORDINATION

      SECTION 13.01 AGREEMENT TO SUBORDINATE.

      The Company agrees, and each Holder by accepting a Security agrees, that the payment of Principal Amount at Maturity of and cash interest on (including Liquidated Damages, if any) and other

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obligations of any kind evidenced by the Securities and this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full in cash or cash equivalents (or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness whether outstanding on the date hereof or hereafter incurred.

      SECTION 13.02 LIQUIDATION; DISSOLUTION; BANKRUPTCY.

      In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially upon the terms and conditions described in Article 7), the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents (or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness, or provision shall be made for such payment, before the Holders will be entitled to receive any payment or distribution of any kind or character (other than (1) payments made pursuant to the Pledge Agreement, and (2) payment or distribution in the form of Permitted Junior Securities, whether on account of principal of or Liquidated Damages, if any, or cash interest on the Securities); and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than (A) payments made pursuant to the Pledge Agreement or (B) payments or distribution in the form of Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this
Article 13 shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full in cash or cash equivalents (or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness remaining unpaid, or to have such payment duly provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

      SECTION 13.03 DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

      (a) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than (1) any payments made pursuant to the Pledge Agreement or (2) payments in the form of Permitted Junior Securities), may be made by or on behalf of the Company on account of Principal of, or accrued Original Issue Discount or cash interest or Liquidated Damages, if any, on the Securities or on account of the purchase, redemption or other acquisition of Securities upon the occurrence of any Payment Default and after receipt by the Trustee of written notice from the representative of the holders of the Designated Senior Indebtedness in respect of which such Payment Default exists, until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or the Senior Indebtedness giving rise to such Payment Default shall have been discharged or paid in full in cash or cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents).

      (b) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than (1) payments made pursuant to the Pledge Agreement or (2) payments in the form of Permitted Junior Securities), may be made by or on behalf of the Company on account of Principal of, or accrued Original Issue Discount or cash interest or Liquidated Damages, if

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any, on the Securities or on account of the purchase, redemption or other acquisition of Securities during a Payment Blockage Period arising as a result of Non-Payment Default.

      A "Payment Blockage Period" will commence upon the date of receipt by the Trustee of written notice from the representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest to occur of:

      (1) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore -------- have been accelerated);

      (2) the date on which such Non-Payment Default is cured, is waived or ceases to exist;

      (3) the date on which such Designated Senior Indebtedness is discharged or paid in full; and

      (4) the date on which such Payment Blockage Period has been terminated by written notice to the Trustee or the Company from the representative initiating such Payment Blockage Period;

      after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments and additional interest, if any. No more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a period of not less than 90 consecutive days after the commencement of such initial Payment Blockage Period.

      SECTION 13.04 ACCELERATION OF SECURITIES.

      If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

      SECTION 13.05 WHEN DISTRIBUTION MUST BE PAID OVER.

      (a) In the event that, notwithstanding the provisions of Sections 13.02 and 13.03, any payment or distribution, whether in cash, property or securities, shall be received by the Trustee or any Holder, which payment is prohibited by such provisions, then such payment shall be held for the benefit of, and paid over and delivered by such Trustee or Holder to, the representatives of holders of Senior Indebtedness, as their interests may appear, for application to Senior Indebtedness to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash or cash equivalents (or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents).

      (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any

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holders of Senior Indebtedness shall be entitled by virtue of this Article 13, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

      SECTION 13.06 NOTICE BY THE COMPANY.

      The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Securities to violate this Article 13, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 13.

      SECTION 13.07 SUBROGATION.

      After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other indebtedness that is equal in right of payment to the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 13 to holders of Senior Indebtedness that otherwise would have been made to Holders shall not, as between the Company and Holders, constitute a payment by the Company of the Securities.

      SECTION 13.08 RELATIVE RIGHTS.

      This Article 13 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders. If the Company fails because of this Article 13 to pay principal of or interest on a Security on the Final Maturity Date or an Interest Payment Date, the failure shall still constitute a Default or Event of Default.

      SECTION 13.09 SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY.

      (a) No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

      (b) Without in any way limiting the generality of this Section 13.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination designated in this Article 13 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (2) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company, and Subsidiary thereof or any other Person.

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      SECTION 13.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

      (a) Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their trustee or representative.

      (b) Upon any payment or distribution of assets of the Company referred to in this Article 13, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.

      SECTION 13.11 RIGHTS OF TRUSTEE AND PAYING AGENT.

      (a) Notwithstanding the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this
Article 13. Only the Company or the representative of the Company or of holders of Senior Indebtedness may give the notice. Nothing in this Article 13 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.06.

      (b) The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

                                   ARTICLE 14

                                  MISCELLANEOUS

      SECTION 14.01 TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

      SECTION 14.02 NOTICES.

      Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

                  If to the Company, to:

                  Thoratec Corporation
                  6035 Stoneridge Drive
                  Pleasanton, California 94588
                  Attention:  General Counsel

                  Facsimile No.:  (925) 847-8625
                  Telephone No.:  (925) 847-6000

                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  One Montgomery Street
                  San Francisco, CA 94109
                  Attention: Gregory J. Conklin
                  Facsimile No: (415) 986-5309
                  Telephone No: (415) 393-8200

                  if to the Trustee, to:

                  U.S. Bank National Association
                  633 West Fifth Street, 24th Floor

                  LM-CA-T24T

                  Los Angeles, California 90071

                  Attn: Corporate Trust Services (Thoratec Senior Subordinated Convertible Notes Due 2034)
                  Telephone No.:    (213) 615-6043
                  Facsimile No.:    (213) 615-6197

      Such notices or communications shall be effective when received.

      The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      If the Company mails any notice to a Securityholder, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

      SECTION 14.03 COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

      Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

      SECTION 14.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

      (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

      SECTION 14.05 RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

      The Company (or, in the event deposits have been made pursuant to Section 10.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

      SECTION 14.06 RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

      The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

      SECTION 14.07 LEGAL HOLIDAYS.

      A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or the State of California are authorized or obligated to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

      SECTION 14.08 GOVERNING LAW.

      This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 14.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 14.10 NO RECOURSE AGAINST OTHERS.

      All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company hereby is waived and released by each of the Holders.

      SECTION 14.11 SUCCESSORS.

      All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

      SECTION 14.12 MULTIPLE COUNTERPARTS.

      The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

      SECTION 14.13 SEPARABILITY.

      If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 14.14 TABLE OF CONTENTS, HEADINGS, ETC.

      The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                                  THORATEC CORPORATION

                                  By:  /s/ D. Keith Grossman
                                       ---------------------
                                  Name:  D. Keith Grossman
                                  Title:  President and Chief Executive Officer

                        Signature page to the Indenture

                                  U.S. BANK NATIONAL ASSOCIATION,

                                  By:    /s/ Paula Oswald
                                       ----------------------
                                  Name:  Paula Oswald
                                  Title:  Vice President

                        Signature page to the Indenture

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

      THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.2

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THORATEC CORPORATION OR ANY AFFILIATE OF THORATEC CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THORATEC CORPORATION OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE

(1)This paragraph should be included only if the Security is a Global Security.

(2)These paragraph should be included only if the Security is a Restricted Security.

SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH OFFER, TRANSFER OR SALE, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THORATEC CORPORATION'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.(2)

      THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.(2)

                              THORATEC CORPORATION
                 SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2034

No. A-1                                        CUSIP:  885175 AA 7
Issue Date:  May 24, 2004                      Original Issue Discount:  $419.02
Issue Price:  $580.98                          (for each $1,000 Principal Amount
(for each $1,000 Principal Amount              at Maturity)
at Maturity)

            Thoratec Corporation, a California corporation, promises to pay to Cede & Co. or registered assigns the Principal Amount at Maturity of [___________________] Dollars ($____________)] on May 24, 2034.

                  This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:  May 24, 2004

                             SIGNATURE PAGE FOLLOWS

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                            THORATEC CORPORATION

                                            By: ______________________________
                                            Name:
                                            Title:

                       Signature page to the Global Note

Dated:

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:_____________________________
Authorized Signatory

                       Signature page to the Global Note

                       [FORM OF REVERSE SIDE OF SECURITY]

                              THORATEC CORPORATION
                 SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2034

1.    INTEREST

      Thoratec Corporation, a California corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred
to), promises to pay cash interest on the Principal Amount at Maturity of this Security at the rate of 1.6821% per annum. The Company shall pay cash interest semiannually on May 16 and November 16 of each year (each an "Interest Payment Date"), commencing November 16, 2004 until May 16, 2011. After May 16, 2011, this Security shall not bear cash interest. Each payment of cash interest will include cash interest accrued through the day before the relevant Interest Payment Date (or purchase or redemption date, as the case may be). Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable on such date as provided in the Registration Rights Agreement.

      During the period from and after May 16, 2011 in which a Security remains outstanding, Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security) shall accrue daily at the rate of 1.3798% per annum on the Principal Amount at Maturity, with the accrual to be calculated on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months.

      No sinking fund is provided for the Securities.

2.    METHOD OF PAYMENT

      The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on May 1 or November 1, as the case may be, (each, a "Regular Record Date") next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate Principal Amount at Maturity in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

      Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.    PAYING AGENT, REGISTRAR AND CONVERSION AGENT

      Initially, U.S. Bank National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion

Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.    INDENTURE, LIMITATIONS

      This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Subordinated Convertible Notes Due 2034 (the "Securities"), issued under an Indenture dated as of May 24, 2004 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

      The Security are senior subordinated unsecured obligations of the Company limited to $247,427,000 aggregate Principal Amount at Maturity. The Indenture does not limit other debt of the Company, secured or unsecured.

5.    REDEMPTION AT THE OPTION OF THE COMPANY

      Prior to May 16, 2011, the Securities shall not be redeemable. On or after May 16, 2011, the Company may, at its option, redeem the Securities for cash, as a whole at any time or from time to time in part at a Redemption Price of 100% of the Issue Price of the Securities plus accrued Original Issue Discount, in each case together with any accrued and unpaid cash interest, if any, and Liquidated Damages, if any, up to but not including the applicable Redemption Date (the "Redemption Price"); provided that if the Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the Business Day prior to the relevant Redemption Date.

6.    NOTICE OF REDEMPTION

      Notice of redemption, as set forth in Section 3.03 of the Indenture, will be mailed by first-class mail at least 30 days but not more than 60 days before a Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, such Securities or portions of them called for redemption will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall cease (other than the right to receive the Redemption Price).

7.    PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the Principal Amount at Maturity of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is no more than 30 Business Days after the date of a Fundamental Change, at a purchase price equal to the Issue Price thereof together with any accrued Original Issue Discount, accrued and unpaid cash interest, if any, and accrued and unpaid

Liquidated Damages, if any, to, but excluding, the Fundamental Change Repurchase Date. The Holder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.    PURCHASE OF SECURITIES AT OPTION OF HOLDER ON SPECIFIED DATES

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the Principal Amount at Maturity of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.    CONVERSION

      Subject to and upon compliance with the provisions of the Indenture, at the option of the Holder thereof, any Security that is an integral multiple of $1,000 Principal Amount at Maturity may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at the Conversion Rate determined as provided in the Indenture upon the occurrence of the events specified in the Indenture.

10.   DENOMINATIONS, TRANSFER, EXCHANGE

      The Securities are in registered form, without coupons, in denominations of $1,000 Principal Amount at Maturity and integral multiples of $1,000 Principal Amount at Maturity. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11.   PERSONS DEEMED OWNERS

      The Holder of a Security may be treated as the owner of it for all purposes.

12.   UNCLAIMED MONEY

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.   AMENDMENT, SUPPLEMENT AND WAIVER

      Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect.

14.   SUBORDINATION

      The payment of principal, or premium, if any, and interest on the Securities will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents (or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

15.   SUCCESSOR ENTITY

      When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

16.   DEFAULTS AND REMEDIES

      Under the Indenture, an Event of Default shall occur if:

      (1) the Company shall fail to pay when due the Principal Amount at Maturity (including accrued Original Issue Discount) on any of the Securities at the Final Maturity Date, Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, upon a redemption or repurchase pursuant to Article 3 therein, or otherwise, whether or not such payment is prohibited by the provisions in Article 13 therein;

      (2) the Company shall fail to pay an installment of interest, including Liquidated Damages, if any, on any of the Securities that continues for 30 days after the date when due, whether or not such payment is prohibited by the provisions in Article 13 therein; provided that a failure to make any of the first six scheduled interest payments on the Securities on the applicable Interest Payment Date will constitute an Event of Default with no grace or cure period (unless due solely to the fault of the Trustee, in which case the Company will have a three business day grace period);

      (3) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture for a period of 60 days after the Notice of Default specified in the Indenture is given;

      (4) the Company shall fail to timely provide notice of a Fundamental Change on or before the 15th day after the Company knows or reasonably should have known of the occurrence of a Fundamental Change of the Company and such failure continues for a period of five days after a Notice of Default as specified in the Indenture is given;

      (5) the Company shall fail to make any payment at the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money with an aggregate principal amount then outstanding in excess of $10,000,000, whether such indebtedness now exists or shall hereafter be created, or there is an acceleration of indebtedness for borrowed money in an amount in excess of $10,000,000 because of a default with respect to such indebtedness, and such indebtedness, in either case, is not discharged, or such acceleration is not cured, waived, rescinded or annulled, within a period of 25 days after Notice of Default as specified in the Indenture is given specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled;

      (6)   the Company pursuant to or within the meaning of any Bankruptcy Law:
(A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief or (F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian;

      (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt, (B) appoints a Custodian of the Company or for all or substantially all of the property of the Company or (C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

            (8) the Pledge Agreement ceases to be in full force and effect, or enforceable, prior to the expiration thereof in accordance with its terms; or

            (9) the Company shall fail to deliver when due of cash and shares of Common Stock deliverable upon conversion of the Securities, which failure continues for 15 days.

      If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities then outstanding may declare the Issue Price plus the accrued Original Issue Discount and accrued and unpaid cash interest, if any, and accrued and unpaid Liquidated Damages, if any through the date of declaration on all the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal on all of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company's compliance with the Indenture and knowledge or status of any Default.

17.   TRUSTEE DEALINGS WITH THE COMPANY

      U.S. Bank National Association, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an

Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.   NO RECOURSE AGAINST OTHERS

      A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19.   AUTHENTICATION

      This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20.   ABBREVIATIONS AND DEFINITIONS

      Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

      All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.   INDENTURE TO CONTROL; GOVERNING LAW

      In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

      The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, California 94588, attention: General Counsel, Facsimile No: (925) 847-8625.

                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below:

      I or we assign and transfer this Security to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

                                     Your Signature:

Date:________________________        _____________________________
                                     (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:________________________


---------------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

      To convert this Security into Common Stock of the Company, check the box: [ ]

      To convert only part of this Security, state the Principal Amount at Maturity to be converted (must be $1,000 or a integral multiple of $1,000):
$____________.

      If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

                                      Your Signature:

Date:___________________________      ____________________________
                                      (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:______________________________

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                      FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:   Thoratec Corporation

      The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Thoratec Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire Principal Amount at Maturity of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price, together with accrued and unpaid cash interest and Liquidated Damages, if any, to, but excluding, such date, to the registered Holder hereof.

Dated:____________                ______________________________

                                  ______________________________
                                  Signature(s)

                                  Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                  _______________________________
                                  Signature Guaranty

Principal Amount at Maturity
to be redeemed (in an integral
multiple of $1,000,if less
than all):
______________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

                            OPTION TO ELECT PURCHASE
                               ON SPECIFIED DATES

To:   Thoratec Corporation

      The undersigned hereby requests and instructs Thoratec Corporation to purchase the entire Principal Amount at Maturity of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on ________________ in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price for the next occurring Put Right Purchase Date to the registered Holder hereof.

Dated:____________                ______________________________
                                  Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange
                                  Act of 1934.

                                  ______________________________
                                  Signature Guaranty
Principal Amount at Maturity
to be redeemed (in an integral
 multiple of $1,000,if less
than all):
______________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

                       SCHEDULE OF EXCHANGES OF SECURITIES

      The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:

                                                                                                  AMOUNT OF
 PRINCIPAL AMOUNT AT MATURITY OF           AUTHORIZED            AMOUNT OF DECREASE IN            INCREASE IN
 THIS GLOBAL NOTE FOLLOWING SUCH          SIGNATORY OF            PRINCIPAL AMOUNT AT         PRINCIPAL AMOUNT AT
          DECREASE DATE                    SECURITIES           MATURITY OF THIS GLOBAL     MATURITY OF THIS GLOBAL
    OF EXCHANGE (OR INCREASE)              CUSTODIAN                      NOTE                        NOTE
---------------------------------          ---------            -----------------------     -----------------------

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                      OF TRANSFER OF RESTRICTED SECURITIES

Re: Senior Subordinated Convertible Notes Due 2034 (the "Securities") of Thoratec Corporation

      This certificate relates to $_____ Principal Amount at Maturity of Securities owned in (check applicable box)

      [ ] book-entry or   [ ] definitive form by ___________________ (the
"Transferor").

      The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

      In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of May 24, 2004 between Thoratec Corporation and U.S. Bank National Association, as trustee (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

      [ ] Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

      [ ] Such Security is being acquired for the Transferor's own account, without transfer.

      [ ] Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

      [ ] Such Security is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

      [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

      [ ] Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

      [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

      The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date: ______________________________              ______________________________
                                                   (Insert Name of Transferor)